EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Derivative Securities: Restricted Stock Units

Issuer & Ticker Symbol: Imperial Sugar Co. (IPSU)

Date of event requiring statement: April 29, 2008

Designated Filer:

John Sweeney

c/o Imperial Sugar Co.

8016 Highway 90A

Sugar Land, TX 77478

Other Joint Filer Information:

Relationship of Joint Filers to Issuer: 10% Owners

Ownership Form: Indirect (See Footnote (3) of the Form 4)

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Signature of Joint Filers:

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Gwen J. Zeisler
Name: Gwen J. Zeisler Title: Vice President

LEHMAN BROTHERS INC.

By:	/s/ Gwen J. Zeisler
Name: Gwen J. Zeisler Title: Vice President